Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the “2006 Israeli Incentive Compensation Plan” of Optibase Ltd., of our report, dated May 14, 2007, with respect to the consolidated financial statements of Optibase Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
January 20, 2008	A Member of Ernst & Young Global